Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 31, 2008 relating to the financial statements of GigOptix-Helix Ltd., which appears in Amendment No. 2 to the Registration Statement on Form S-4 of GigOptix, Inc. dated October 24, 2008.

PricewaterhouseCoopers AG

Zurich, Switzerland

/s/ Stephen W Williams	/s/ Christy Burken
Stephen W Williams	Christy Burken

February 10, 2009